UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2007

HINES HORTICULTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12621 Jeffrey Road, Irvine, California 92620
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 559-4444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(   ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(   ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(   ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(   ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2007, The Nasdaq Stock Market issued a press release announcing that it will delist the common stock of Hines Horticulture, Inc. (the “Company”), which was suspended on August 8, 2007, and has not traded on NASDAQ since that time. On October 10, 2007, NASDAQ filed a Form 25 with the Securities and Exchange Commission to complete the delisting, which Form 25 specifies that the delisting will become effective at the opening of business on October 22, 2007.

Although the Company’s shares are no longer listed by the Nasdaq Stock Market, the Company's common stock will continue to be eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over the counter, under the symbol HORT.PK.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HINES HORTICULTURE, INC.

Date: October 11, 2007	By:	/s/ Claudia M. Pieropan
Claudia M. Pieropan
Chief Financial Officer, Secretary and Treasurer